Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Zillow Group, Inc. Amended and Restated 2011 Incentive Plan of our report dated February 7, 2017, with respect to the consolidated financial statements of Zillow Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Seattle, Washington
February 21, 2019